UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2019

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On March 18, 2019, Sorrento Therapeutics, Inc. (the “Company”), for limited purposes, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Semnur Pharmaceuticals, Inc., a Delaware corporation (“Semnur”), Scilex Holding Company, a Delaware corporation (“HoldCo”), Sigma Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Merger Sub”), and Fortis Advisors LLC, solely as representative of the holders of Semnur equity (the “Equityholders’ Representative”). The Merger Agreement provides for the merger of Merger Sub with and into Semnur (the “Merger”), with Semnur surviving as a wholly owned subsidiary of HoldCo.

Concurrently with the execution of the Merger Agreement, the Company and each of the other holders of outstanding shares of capital stock of Scilex Pharmaceuticals Inc., a Delaware corporation and majority-owned subsidiary of the Company (“Scilex”), contributed each share of Scilex capital stock it owned to HoldCo in exchange for one share of HoldCo common stock (the “Contribution”). As a result of the Contribution, and prior to the consummation of the Merger, Scilex became a wholly-owned subsidiary of HoldCo and the Company became the owner of approximately 77% of HoldCo’s issued and outstanding capital stock.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions contained therein, following the closing of the Merger (the “Closing”), HoldCo is required to pay to the holders of Semnur’s capital stock and options to purchase Semnur’s common stock (collectively, the “Semnur Equityholders”) upfront consideration with a value of approximately $70.0 million plus the aggregate exercise price of outstanding options to purchase Semnur’s common stock (which amount will be subsequently deducted from the amounts otherwise payable to the holders of such options), consisting of the following: (a) a cash payment of approximately $12.4 million, and (b) 47,392,287 shares of HoldCo common stock (the “Stock Consideration”). A portion of the cash consideration otherwise payable to the Semnur Equityholders was set aside for expenses incurred by the Equityholders’ Representative, and 4,749,095 shares of HoldCo common stock otherwise issuable to Semnur Equityholders were placed in escrow with a third party as security for the indemnification obligations of the Semnur Equityholders under the Merger Agreement, including in respect of breaches of representations and warranties of Semnur included in the Merger Agreement. The Semnur Equityholders that receive the Stock Consideration are required to sign an exchange and registration rights agreement with the Company (the “Exchange Agreement”), which is further described below.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions contained therein, HoldCo has also agreed to pay the Semnur Equityholders up to $280.0 million in aggregate contingent cash consideration based on the achievement of certain milestones, including obtaining the first approval of a New Drug Application of a Semnur product by the U.S. Food and Drug Administration and the achievement of certain amounts of net sales of Semnur products.

The Merger Agreement contains customary representations, warranties and covenants of each of HoldCo and Semnur for a deal of this size and nature. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by HoldCo and Semnur in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of the Company. For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

Exchange and Registration Rights Agreement

Pursuant to the Exchange Agreement, and upon the terms and subject to the conditions contained therein, if within 18 months following the Closing, 100% of the outstanding equity of HoldCo has not been acquired by a third party and HoldCo has not entered into a definitive agreement with respect to, or otherwise consummated, a firmly underwritten offering of HoldCo capital stock on a major stock exchange that meets certain requirements and includes the Stock Consideration, then holders of the Stock Consideration may collectively elect to exchange, during the 60-day period commencing the date that is the 18 month anniversary of the Closing Date (the “Share Exchange”), the Stock Consideration for shares of the Company’s common stock with a value of $55.0 million based on a price per share of the Company’s common stock equal to the greater of (a) the 30-day trailing volume weighted average price of one share of the Company’s common stock as reported on Nasdaq as of the consummation of the Share Exchange and (b) $5.55 (subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction).

Pursuant to the terms of the Exchange Agreement, and subject to the limitations contained therein, within 30 days following consummation of the Share Exchange (if it occurs at all), the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement to enable the public resale on a delayed or continuous basis of the shares of the Company’s common stock issued in the Share Exchange (the “Registration Statement”) and use its commercially reasonable efforts to maintain the effectiveness of such Registration Statement for up to three years thereafter. In the Exchange Agreement, the Company has also agreed to indemnify the applicable Semnur Equityholders and their affiliates for certain liabilities related to such Registration Statement, including certain liabilities arising under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

The foregoing descriptions of each of the Merger Agreement and the Exchange Agreement are summaries only and each is qualified in its entirety by reference to the complete text of the Merger Agreement and Exchange Agreement, as applicable, copies of which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 18, 2019, following execution of the Merger Agreement, the Merger as described in Item 1.01 of this Current Report on Form 8-K was completed. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 2.01 in its entirety.

Item 8.01. Other Events.

Upon the closing of the Merger, the Compensation Committee of the Company’s Board of Directors (the “Board”) was reconstituted to include only Yue Alexander Wu, Ph.D. and Dorman Followwill and the Audit Committee of the Board was reconstituted to include only David Lemus, Yue Alexander Wu, Ph.D. and Dorman Followwill. In addition, effective March 18, 2019, Kim D. Janda, Ph.D. was appointed as the Company’s lead independent director.

On March 22, 2019, the Company issued the press release attached hereto as Exhibit 99.1 announcing the closing of the Merger.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1+	Agreement and Plan of Merger, dated as of March 18, 2019, by and among Sorrento Therapeutics, Inc., Semnur Pharmaceuticals, Inc., Scilex Holding Company, Sigma Merger Sub, Inc. and Fortis Advisors LLC, solely as the Equityholders’ Representative.
10.1	Exchange and Registration Rights Agreement, dated as of March 18, 2019, by and among Sorrento Therapeutics, Inc. and the stockholders and stock option holders of Semnur Pharmaceuticals, Inc. set forth on Schedule A thereto.
99.1	Press release, dated March 22, 2019.
+

Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: March 22, 2019	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: President and Chief Executive Officer